                                 Exhibit 10.1

                             EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of July 25, 1997, between Teletouch Communications, Inc., a Delaware corporation (together with its subsidiaries, the "Company"), and J. Richard Carlson, an individual currently resident in Virginia (the "Employee").

                               W I T N E S E T H:

     WHEREAS, the Company desires to offer the Employee employment upon the terms and conditions set forth herein an d the Employee desires to accept such employment;

     NOW THEREFORE in consideration of the mutual benefits to be derived from this Agreement, the Company and the Employee hereby agree as follows:

Term of Employment; Office and Duties
-------------------------------------

        a) Beginning on August 4, 1997 (the "Employment Date") and for an initial term of two years, the Company shall employ the Employee as a senior executive of the Company with the title of President and Chief Operating Officer, with the duties and responsibilities prescribed for such offices in the Bylaws of the Company and such additional duties and responsibilities consistent with such positions as may from time to time be assigned to the Employee by the Board of Directors. Employee agrees to perform such duties and discharge such responsibilities in accordance with the terms of this Agreement. This Agreement shall be automatically renewed for an additional one-year term, unless notice to the contrary is given by either party to the other party at least 90 day prior to the end of the initial two-year term. After the first renewal term, on each anniversary date of this Agreement (a "Renewal Date") the employment of the Employee by the Company pursuant to this Agreement shall automatically be renewed for an additional one-year term ending on the succeeding anniversary date, unless notice to the contrary is given by either party to the other party at least 90 days prior to such Renewal Date.

        b) The Employee shall devote all of his working time to the business and affairs of the Company other than during vacations of at most three weeks per year and periods of illness or incapacity; provided, however, that nothing in
                                           --------  -------
this Agreement shall preclude the Employee from devoting time required: (i) for serving as a director of officer of any organization or entity not in the paging business; (ii) delivering lectures or fulfilling speaking engagement; and (iii) engaging in charitable and community activities; provided, however, that such
                                                 --------  -------
activities do not interfere with the performance of his duties hereunder.

2.   Compensation and Benefits
     -------------------------

     For all services rendered by the Employee in any capacity during the period of Employee's employment by the Company, including without limitation, services as an executive officer or member of any committee of the Company or any subsidiary, affiliate or division thereof, from and after the Effective Date the Employee shall be compensated as follows:

       a) Base Salary.  The Company shall pay the Employee a fixed salary ("Base
          ------------
Salary") at a rate of one hundred seventy-five thousand dollars ($175,000) per year. The Board of Directors may periodically review the Employee's Base Salary with a view to increasing such Base Salary if, in the judgement of the Board of Directors, the earnings of the Company or the services of the Employee merit such an increase. Base Salary will be payable in accordance with the customary payroll practices of the Company.

       b) Bonus.
          ------

          (i) The Company shall pay the Employee bonuses in accordance with the incentive bonus plan set forth on Annex A hereto. The initial bonus for the Employee for fiscal 1998 shall be a maximum of $65,000. The bonus for subsequent fiscal years will be subject to upward revision if, in the judgement of the Board of Directors, the earnings of the Company or the services of the Employee merit such an increase.

          (ii) In addition to other amounts payable hereunder, Employee shall receive from the Company a signing bonus of $15,000, payable on the Employment Date.

       c) Fringe Benefits.
          ----------------

          (i) The Employee shall be entitled to participate in such disability, health and life insurance and other fringe benefit plans or programs, including a Section 401(k) retirement plan, of the Company established from time to time by the Board of Directors, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, but not be limited to, paid sick leave and individual health insurance, all in accordance with the policies of the Company. Where possible, all waiting and eligibility periods will be waived.

          (ii) Employee shall be granted options (the "Employment Options") to purchase 500,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") as of the Employment Date, which shall be exercisable at a price per share equal to the average of the closing price of the Common Stock for the 20-trading days prior to the Employment Date. On the first anniversary of the Employment Date, 100,000, or 20%, of the Employment Options shall vest and become exercisable. Thereafter the Employment Options shall vest and become exercisable on a daily basis, pro rata at the rate of 20% of all unvested Employment Options for each of the four years following the one year anniversary of the Employment Date ("Vesting Rate").

       Vesting of Employment Options may be accelerated based on the operation performance of the Company as follows:

          A) A maximum of 50,000 Employment Options will vest immediately upon achievement of either of the following targets: EBITDA of $20.0 million on or before May 31, 1999; or $23.0 million on or before May 31, 2000; and

               B) A maximum of an additional 50,000 Employment Options will vest immediately upon achievement of either of the following targets:
     EBITDA of $21.0 million on or before May 31, 1999; or $25.0 million on or before May 31, 2000.

     For the purposes of this Section 2(c), vesting of Employment Options will be accelerated upon completion of audited financial statements for the fiscal years in question which report that the acceleration targets were achieved.
Upon any acceleration of vesting of Employment Options pursuant to this Section 2(c), the Vesting Rate shall be adjusted, to be an amount determined by multiplying the number of as-then unvested Employment Options by a fraction, the numerator of which is 1, and the denominator of which is the number of years remaining from the time of such acceleration until the fifth anniversary of the Employment Date.

               (iii) In addition to the foregoing, on the third anniversary of the Employment Date and provided that Employee is still in the employ of the Company, Employee will receive an additional 250,000 options (the "Outyear Options") to purchase Common Stock. The Outyear Options shall have an exercise price per share equal to the average of the closing price of the Common Stock for the 20 trading days prior to the third anniversary of the Employment Date. The Outyear Options shall vest on a daily basis, pro rata over a two year period beginning on the date of their grant.

               (iv) Common Stock issuable upon exercise of the Employment Options and the Outyear Options shall be unregistered, restricted stock. The vesting of all options granted pursuant to this Agreement shall accelerate upon sale of substantially all of the assets of the Company or the merger out of existence of the Company provided that Employee is still in the employ of the Company.

          (d)  Withholding and Employment Tax.    Payment of all compensation
               ------------------------------
hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer/corporation to an employee.

          (e)  Disability.    The Company shall, to the extent such benefits can
               ----------
be obtained at a reasonable cost, provide the Employee with disability insurance benefits at least as favorable to the Employee as those being provided by the Company to other senior executives of the Company. In the event of the Employee's Disability (as hereinafter defined), medical, health and dental plans, at the Company's expense, to the extent such benefits can be obtained at a reasonable cost, for the term of such Disability (as hereinafter defined) in accordance with the terms of such plans.

          (f)  Death.    The Company shall, to the extent such benefits can be
               -----
obtained at a reasonable cost, provide the Employee with life insurance benefits at least as favorable to the Employee as those being provided by the Company to other senior executives of the Company. In the event of the Employee's death, the Employee's family shall continue to be covered by all of the Company's medical, health and dental plans, at the Company's expense, to the extent such benefits can be obtained at a reasonable cost, for twenty-four (24) months following the Employee's death in accordance with the terms of such plans.

          (g)  Vacation.    Employee shall receive three (3) weeks of vacation
               --------
annually, administered in accordance with the Company's existing vacation policy. Unused vacation days may not be carried over into subsequent periods.

          (h)  Stock Purchase.    The Company and the Employee believe it is in
               --------------
their respective best interest for Employee to have a vested equity holding in the Company. Employee shall purchase $30,000 in market value of such Common Stock in open market transactions in the two-year period following the Employment Date, at least $15,000 of which shall be purchased within the first twelve months from the Employment Date; provided however that at no time shall he be required to make any such purchase if to do so would constitute a violation of federal or state securities laws.


3. Business Expense.
   ----------------

     The Company will reimburse all reasonable documented moving expenses incurred in connection with Employee's relocation from Arlington, Virginia to Tyler, Texas, including (i) temporary living expenses, (ii) documented moving expenses that are deductible by Employee for federal income tax purposes, and
(iii) a sum computed by dividing A by B, where "A" is the dollar amount of documented moving expenses of the Employee that are not deductible for federal income tax purposes, and "B" is the amount computed by subtracting Employee's marginal federal income tax rate from 1. The maximum amount payable to Employee for all expenses referred to in the proceeding sentence shall be $35,000. Moreover, the Company shall pay or reimburse all reasonable travel and entertainment expenses incurred by the Employee in connection with the performance of his duties under this Agreement, including reimbursement for attending out-of-town meetings of the Board of Directors if requested to attend, in accordance with such procedures as the Company may from time to time establish for senior officers and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled and subject to the Company's normal requirements with respect to reporting and documentation of such expenses.

4. Termination of Employment.
   -------------------------

     Notwithstanding any other provision of this Agreement, Employee's employment with the Company may be terminated upon written notice to the other party as follows:

          (a) By the Company, in the event of the Employee's death or Disability (as hereinafter defined) or for Cause (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean either: (i) the indictment of, or the bringing of formal charges against, Employee by a governmental authority of competent jurisdiction for charges involving criminal fraud or embezzlement;
(ii) the conviction of Employee of a crime involving an act or acts of dishonesty, fraud or moral turpitude by the Employee, which act or acts constitute a felony; (iii) Employee's continued failure to substantially perform Employee's duties hereunder (after the elapse of a reasonable period to cure such failure to perform if such failure is curable) following written notice from the Board of Directors specifically setting forth such failure; (iv) Employee having willfully caused the Company, without the approval of the Board of Directors, to fail to abide by either a valid contract to which the Company is a party or the Company's Bylaws; (v) Employee having committed acts or omissions constituting gross negligence or willful misconduct with respect to the Company; (iv) Employee having committed acts or omissions constituting a breach of Employee's duty of loyalty or fiduciary duty to the Company or any act of dishonesty or fraud with respect to the Company; (vii) Employee having committed acts or omissions constituting a material breach of this Agreement which are not cured in a reasonable time, which time shall be 30 days from receipt of written notice from the Company of such material breach; or (viii) failure by Employee to make those Common Stock purchases contemplated by Section 2(h) hereof. A determination that Cause exists as defined in clauses (iv), (v), (vi) or (vii) (as to this Agreement) of the preceding sentence shall be made by at least a majority of the members of the Board of Directors. For purposes of this Agreement, "Disability" shall mean the inability of Employee, in the reasonable judgment of a physician appointed by the Board of Directors, to perform his duties of employment for the Company or any of its subsidiaries because of any physical or mental disability or incapacity, where such disability shall exist for an aggregate period of more than 120days in any 365-day period or for any period of 90 consecutive days. The Company shall by written notice to the Employee specify the event relied upon for termination pursuant to this Section4(a), and Employee's employment hereunder shall be deemed terminated as of the date of such notice. In the event of any termination under this Subsection 4(a), the Company shall pay all amounts then due to the Employee under Section 2(a) of this Agreement for any portion of the payroll period worked but for which payment had not yet been made up to the date of termination, and, if such termination was for Cause, the Company shall have no further obligations to Employee under this Agreement, and any and all options granted hereunder shall terminate according to their terms. In the event of a termination due to Employee's Disability or death, the Company shall comply with its obligations under Sections 2(e) and 2(f).

          (b) By the Company, for any reason and in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, continue to pay to Employee the Base Salary (at a monthly rate equal to the rate in effect immediately prior to such termination) for the 9-month period commencing on the date of termination (the "Termination Payments"). For the avoidance of doubt, the intent of the foregoing is that the Company shall pay to Employee ratably, over a 9-month period, 9/12 of the amount of the Base Salary. In addition to Termination Payments, if (i) this Agreement is terminated pursuant to this Section 4(b), and (ii) the Employee has been employed by the Company for at least twelve months; then Employment Options to purchase 50,000 shares of Common Stock shall be deemed to have vested on the day prior to such termination date (in addition to any Employment Options which may have otherwise vested prior to such termination date); provided, however, that
                                                       --------  -------
any and all unvested options granted hereunder shall immediately terminate and that any and all vested options granted hereunder shall terminate according to their terms in the event Employee is no longer employed by the Company.

          (c) By the Employee for "Good Reason," (as the Employee shall determine in good faith) which shall be deemed to exist: (i) if the Company's Board of Directors fail to elect or reelect the Employee to, or removes the Employee from, any of the offices referred to in Section 1(a): (ii) if the scope of Employee's duties, responsibilities, authority or position is significantly reduced (excluding, for this purpose, changes in responsibilities resulting from the growth or shrinkage of the Company's business) (but not excluding changes resulting from a sale of the Company, whether by merger, tender offer or otherwise) provided that Employee shall act within 30 days of any such diminution in the scope of his duties, responsibilities, authority or position; or (iii) if the Company shall have continued to fail to comply with any material provision of this Agreement after a 30-day period to cure (if such failure is curable) following written notice to the Company of such non-compliance. In the event of any termination under this Section 4(c), the Company shall, as liquidated damages or severance pay, or both, pay the Termination Payments to Employee for the 9-month period commencing on the date notice of such termination is given to the Company. In addition to Termination Payments, if
(i) this Agreement is terminated pursuant to this Section 4(c), and (ii) the Employee has been employed by the company for at least twelve months; then Employment Options to purchase 50,000 shares of Common Stock shall be deemed to have vested on the day prior to such termination date (in addition to any Employment Options which may have vested prior to such termination date); provided, however, that any and all unvested options granted hereunder shall
--------  -------
immediately terminate and that any and all vested options granted hereunder shall terminate according to their terms in the event Employee is no longer employed by the Company.

          (d) Employee and the Company shall execute a mutual release of all claims against the other party (excluding claims pursuant to this Agreement for post-termination obligations of the parties) prior to commencing the payment of Termination Payments.

          (e) During any period in which Employee is obligated not to compete with the Company pursuant to Section 5 hereof (unless Employee was terminated for Cause), Employee and his family shall continue to be covered by the Company's life, medical, health and dental plans. Such coverage shall be at the Company's expense to the same extent as if Employee were still employed by the company. In the event of a termination pursuant to Sections 4(b) or 4(c), the Company shall provide to Employee, at the company's expense, outplacement services of a nature customarily provided to a senior executive. Notwithstanding the foregoing, the obligations of the company pursuant to this Section 4(e) shall remain in effect no longer than nine months following Employee's termination.

          (f) Notwithstanding any other provision of this Agreement, the Company shall have the right on one occasion to defer making Termination Payments to Employee for a Maximum period of ninety (90) days (the "Deferral Period") if the making of such payments will cause a default or event of default under the Company's senior loan agreement. Prior to electing to defer Termination Payments hereunder, the Company will make good faith efforts to obtain a waiver of any such default or event of default from its senior lender.

5. Non-Competition.
   ---------------

     During the period of Employee's employment hereunder, for one (1) year after any termination of Employee's employment under Section 4(b) or 4(c) and for three (3) years after any termination of Employee pursuant to Section 4(a) hereof, the Employee shall not, within any state in which the Company or any subsidiary of the Company is duly qualified to do business, or in any state in which the Company is then providing services or marketing its services (or engaged in active discussions to provide such services), or within a one hundred
(100) mile radius of any such state, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company as such businesses exist or are in development on the date of the termination of the Employee's employment (unless the Board of Directors shall have authorized such activity and the Company shall have consented thereto in writing). Investments in less than five percent of the outstanding securities of any class of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall not be prohibited by this Section 5. At the option of Employee and so long as Employee shall have executed the mutual release required under Section 4(d), Employee's obligations under this Section 5 arising after the termination of Employee shall be suspended during any period (except for a Deferral Period) in which the Company fails to pay to him Termination Payments required to be paid to him pursuant to this Agreement. The provisions of this Section 5 are subject to the provisions of Section 14 of this agreement.

6. Inventions and Confidential Information.
   ---------------------------------------

     The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. The Employee acknowledges that the proprietary information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company are the property of the Company. By reason of his being a senior executive of the Company, the Employee has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend throughout the United States. Therefore, subject to the provisions of Section 14 hereof, the Employee hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement.

     (i) During the period of Employee's employment with the Company and for three (3) years thereafter, the Employee will not use, disclose to others, or publish or otherwise make available to any other party any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Employee agrees to hold as the Company's property all books, papers, letters, formulas, memoranda, notes, plans, records, reports, computer tapes, printouts, software and other documents, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty-four (24) hours of such termination or demand.

     (ii) During the period of Employee's employment with the Company and for three (3) years thereafter, (a) the Employee will not directly or indirectly through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company's employ and (b) the Employee will not directly or indirectly hire or cause to be hired or induce a third party to hire, any such employee (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing) or in any way interfere with the relationship between the Company and any employee thereof and (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company.

7. Indemnification.
   ---------------

     The Company will indemnify the Employee (and his legal representatives) to the fullest extent permitted by the laws of the state in which the Company is incorporated, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and Bylaws of the Company, as in effect at such time or on the date of this Agreement, whichever affords greater protection to the Employee, and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its executive officers, against all judgments, damages, liabilities, costs, charges and expenses whatsoever incurred or sustained by him or his legal representative in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been an officer of the Company or any of its subsidiaries except that the Company shall have no obligation to indemnify Employee for liabilities resulting from conduct of the Employee with respect to which a court of competent jurisdiction has made a final determination that Employee committed gross negligence or willful misconduct.

8.  Litigation Expenses.
    -------------------

     In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of the rights hereunder and such litigation or proceeding results in final judgment or order in favor of the Employee, which judgment or order is substantially inconsistent with the positions asserted by the Company in such litigation or proceeding, the Company in such event shall reimburse the Employee for all of his reasonable costs and expenses relating to such litigation or other proceeding, including, without limitation, his reasonable attorneys' fees and expenses. In no event shall the Employee be required to reimburse the Company for any of the costs and expenses relating to such litigation or other proceeding.

9.  Consolidation; Merger; Sale of Assets; Change of Control.
    --------------------------------------------------------

     Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. The mere occurrence of any such transaction shall not, in and of itself, constitute an event falling within the scope of Section 4(c). Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture or other entity, and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

10. Survival of Obligations.
    -----------------------

     Sections 4, 5, 6, 7, 8, 9, 11, 12 and 14 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of the Agreement or otherwise).

11. Employee's Representations.
    --------------------------

     The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound, (ii) the Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms. The Employee hereby acknowledges and represents that he has consulted with legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

12. Company's Representations.
    -------------------------

     The Company hereby represents and warrants to the Employee that (i) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

13. Enforcement.
    -----------

     Because the Employee's services are unique and because the Employee has access to confidential information concerning the Company, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in he event of a breach or threatened breach of this Agreement, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

14. Severability.
    ------------

     In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and the Employee each intend that the covenants contained in Sections 5 and 6 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time, scope or area thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, scope or area, be enforced for such lesser period of time, scope or area as shall be deemed reasonable and not excessive by such court.

15. Entire Agreement; Amendment.
    ---------------------------

     This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

16. Notices.
    -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via registered mail, return receipt requested, addressed as follows:


(a)   To the Company:                        (b)  To the Employee

Teletouch Communications, Inc.               J. Richard Carlson
110 North College, Suite 200                 2234 N. Burlington Street
Tyler,  Texas  75702                         Arlington,  Virginia  22207
Attn:  Chairman of the Board

with a copy to:                              with a copy to:

Continental Illinois Venture Corporation     Daniel F. Markham, P.C.
231 South LaSalle Street                     36 West 44/th/ Street, Suite 1111
Chicago, Illinois 60697                      New York, New York 10036
Attn: Marcus D. Wedner                       Attn: Daniel F. Markham, Esquire

and to:

DeMartino, Finkelstein, Rosen & Virga
1818 N. Street, N.W.,  Suite 400
Washington,  DC  20036
Attn:  Ralph V. DeMartino, Esquire

and/or to such other persons and addresses as any party shall have specified in writing to the other.

17. Assignability.
    -------------

     This Agreement shall not be assignable by either party and shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties. In the event that all or substantially all of the business of the Company is sold or transferred, then this Agreement shall be binding on the transferee of the business of the Company whether or not this Agreement is expressly assigned to the transferee.

18. Governing Law.
    -------------

     This Agreement shall be governed by and construed under the laws of the State of Texas.

19. Waiver and Further Agreement.
    ----------------------------

     Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

20. Headings of No Effect.
    ---------------------

     The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.



     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.



                                    COMPANY:

                                    TELETOUCH COMMUNICATIONS, INC.



                                    By:
                                         ------------------------------
                                         Robert M. McMurrey,
                                         Chairman of the Board

                                    EMPLOYEE:



                                    -----------------------------------
                                    J. Richard Carlson

ANNEX A
-------


                               BONUS PROVISIONS
                               ----------------

     Employee will be entitled to receive an annual bonus payable each year subsequent to final audited statements, but in no case later than 150 days after the end of the Company's fiscal year if the following targets are met (as shown by the Company's audited financial statements) as follows:

                                           Target
                     --------------------------------------------------------------
                        OPERATING CASHFLOW/1/           PERSONAL OBJECTIVES
                          OBJECTIVES (80%)                   (20%)
Fiscal Year Ended    ($52,000 target @ 100%           ($13,000 upon 100%
     May 31,         achievement of target)           achievement of target)
-------------------  -----------------------------    -----------------------------
       1998          $12.5 million operating cash     To be mutually determined
                     flow, within the following       by the Board of Directors and
                     limitations: at least $15.5      Employee within sixty days
                     million EBITDA and no more       of the Employment Date
                     than $3.0 million capital
                     expenditures

    1999 and         To be mutually determined        To be mutually determined
subsequent years     by the Board of Directors and    by the Board of Directors and
                     the Employee in the fourth       Employee in the fourth
                     quarter of the preceding fiscal  quarter of the preceding fiscal
                     year                             year

The bonus payable will be adjusted as follows:

                                              % of Financial
                                           Potential Portion of
             % of Target Met/2/              Bonus Payable/2/
           ------------------------        --------------------
           less than    90%                        0%
                        90%                       40%
                       100%                      100%

__________________
/1/ Defined as EBITDA less capital expenditures.
/2/ At percentages in between two benchmarks, a proportionate part of the bonus potential will be payable.